Exhibit 8 (b)

APPENDIX A

to the

Administration Agreement

Among BlackRock FundsSM,

BlackRock Advisors, Inc. and PFPC Inc.

Name of Portfolio	Class of Shares
Small Cap Value Equity Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Small Cap Growth Equity Portfolio	Institutional Service Investor A Investor B Investor C

Large Cap Growth Equity Portfolio	Institutional Service Investor A Investor B Investor C

Large Cap Value Equity Portfolio	Institutional Service Investor A Investor B Investor C

Select Equity Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Name of Portfolio	Class of Shares
Index Equity Portfolio	Institutional Service Investor A Investor B Investor C

International Equity Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Balanced Portfolio	Institutional Service Investor A Investor B Investor C

Low Duration Bond Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Intermediate Bond Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Intermediate Government Bond Portfolio	Institutional Service Investor A Investor B Investor C

Government Income Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Core Bond Total Return Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Managed Income Portfolio	Institutional Service Investor A Investor B Investor C

International Bond Portfolio	Institutional Service Investor A Investor B Investor C

Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Pennsylvania Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C

New Jersey Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C

Ohio Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C

Money Market Portfolio	Institutional Service Investor A Investor B Investor C Hilliard Lyons

Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C Hilliard Lyons

U.S. Treasury Money Market Portfolio	Institutional Service Investor A Investor B Investor C

Ohio Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C

Pennsylvania Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C

North Carolina Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C

New Jersey Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C

Virginia Municipal Money Market Portfolio	Institutional Service Investor A Investor B Investor C

Multi-Sector Mortgage Securities Portfolio III	Institutional

Mid-Cap Growth Equity Portfolio	Institutional Service Investor A Investor B Investor C

Mid-Cap Value Equity Portfolio	Institutional Service Investor A Investor B Investor C

BlackRock Strategic Portfolio I	Institutional

BlackRock Strategic Portfolio II	Institutional

International Opportunities Portfolio	Institutional Service Investor A Investor B Investor C

U.S. Opportunities Portfolio	Institutional Service Investor A Investor B Investor C

GNMA Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Delaware Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C

Kentucky Tax-Free Income Portfolio	Institutional Service Investor A Investor B Investor C

High Yield Bond Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Multi-Sector Mortgage Securities Portfolio IV	Institutional

Global Science & Technology Opportunities Portfolio	Institutional Service Investor A Investor B Investor C

European Equity Portfolio	Institutional Service Investor A Investor B Investor C

Asia Pacific Equity Portfolio	Institutional Service Investor A Investor B Investor C

Core Equity Portfolio	Institutional

Global Communications Portfolio	Institutional Service Investor A Investor B Investor C

Core PLUS Total Return Portfolio	Institutional Service Investor A Investor B Investor C BlackRock

Small Cap Core Equity Portfolio	Institutional Service Investor A Investor B Investor C

Enhanced Income Portfolio	Institutional Service Investor A BlackRock

Ultrashort Municipal Portfolio	Institutional Service Investor A BlackRock

BlackRock

Release. “BlackRock Funds” and “Trustees of BlackRock Funds” refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of “BlackRock Funds” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Customer must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

Agreed to and accepted as of February     , 2004.

BLACKROCK FUNDSSM

By:
Name:
Title:

BLACKROCK ADVISORS, INC.

By:
Name:
Title:

PFPC INC.

By:
Name:
Title:

APPENDIX B

Administration Fees Payable

With Respect to BlackRock FundsSM

I. Portfolios	Fund-Based Administration Fees

All Portfolios.	Administrators are entitled to receive a combined fee, computed daily and payable monthly, at an annual rate of .085% of the first $500 million of each Portfolio’s average daily net assets; .075% of the next $500 million of each Portfolio’s average daily net assets; and .065% of each Portfolio’s average daily net assets in excess of $1 billion.

II. Portfolios	Class-Specific Administration Fee

Managed Income, Core Bond Total Return*, Intermediate Government Bond, Tax-Free Income*, New Jersey Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Low Duration Bond*, Intermediate Bond*, International Bond, Government Income*, Multi-Sector Mortgage Securities Portfolio III, Multi-Sector Mortgage Securities Portfolio IV, BlackRock Strategic Portfolio I, BlackRock Strategic Portfolio II, GNMA*, Delaware Tax-Free Income, Kentucky Tax-Free Income, High Yield Bond*, Core PLUS Total Return*, Enhanced Income* and Ultrashort Municipal* Portfolios.	Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily net assets allocated to each respective class of shares: .145% of the first $500 million of average daily net assets allocated to each respective class of shares, .135% of the next $500 million of such average daily net assets, and .125% of all average daily net assets allocated to a class of shares in excess of $1 billion.

* With respect to BlackRock Shares of each of the Core Bond Total Return, Tax-Free Income, Low Duration Bond, Intermediate Bond, Government Income, GNMA, High Yield Bond, Core PLUS Total Return, Enhanced Income and Ultrashort Municipal Portfolios, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily net assets allocated to BlackRock Shares of each of those Portfolios: .035% of the first $500 million of average daily net assets allocated to BlackRock Shares, .025% of the next $500 million of such average daily net assets, and .015% of all average daily net assets allocated to BlackRock Shares in excess of $1 billion.

Money Market, Municipal Money Market, U.S. Treasury Money Market, Ohio Municipal Money Market, New Jersey Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios.	Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily net assets allocated to each respective class of shares: .095% of the first $500 million of average daily net assets allocated to a class of shares, .085% of the next $500 million of such average daily net assets, and .075% of all average daily net assets allocated to a class of shares in excess of $1 billion.

Large Cap Value Equity, Large Cap Growth Equity, Small Cap Value Equity, International Equity, Index Equity, Balanced, Small Cap Growth Equity, Select Equity*, Mid-Cap Value Equity, Mid-Cap Growth Equity, International Equity*, International Opportunities, U.S. Opportunities, Global Science & Technology Opportunities, European Equity, Asia Pacific Equity, Core Equity, Global Communications and Small Cap Core Equity Portfolios.	Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily assets allocated to each class of shares: .145% of the first $500 million of average daily net assets allocated to a class of shares, .135% of the next $500 million of such average daily net assets and .125% of all average daily net assets allocated to a class of shares in excess of $1 billion.

* With respect to BlackRock Shares of the Select Equity and International Equity Portfolios, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily net assets allocated to BlackRock Shares of each Portfolio: .035% of the first $500 million of average daily net assets allocated to BlackRock Shares, .025% of the next $500 million of such average daily net assets, and .015% of all average daily net assets allocated to BlackRock Shares in excess of $1 billion.

Release. “BlackRock Funds” and “Trustees of BlackRock Funds” refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of “BlackRock Funds” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Customer must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

Agreed to and accepted as of February     , 2004.

BLACKROCK FUNDSSM

By:
Name:
Title:

BLACKROCK ADVISORS, INC.

By:
Name:
Title:

PFPC INC.

By:
Name:
Title: